EXHIBIT 23.11

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                           NATIONWIDE STAFFING, INC.

     The undersigned hereby consents to be named as a director of Nationwide Staffing, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: September 10, 1997                 By: /s/ THOMAS N. AMONETT
                                                  Thomas N. Amonett